EXHIBIT 99.1

OMNIQ Corp Forms Strategic Alliance with Ingenico to Enhance Fintech Solutions

  Combines Ingenico's payment solutions with OMNIQ's fintech software.
  Aligns with OMNIQ's expertise in technology solutions for various sectors.
  Supports OMNIQ's growth in markets like manufacturing, retail, healthcare, and more.

SALT LAKE CITY, Aug. 14, 2024 (GLOBE NEWSWIRE) -- OMNIQ Corp. (OTCQB: OMQS) (“OMNIQ” or “the Company”), a leading provider of Artificial Intelligence (AI)-based image processing technologies and supply chain management solutions, In a significant stride towards advancing their fintech position is proud to announce a non-exclusive agreement with Ingenico, a global leader in seamless payment.

OMNIQ Corp. will leverage its innovative fintech software alongside Ingenico's state-of-the-art payment solutions. This strategic alliance aims to enhance and streamline payment across various industries, marrying OMNIQ's AI-driven technology solutions with Ingenico's global expertise in payment.

This collaboration leverages the recent acquisition of Codeblocks Ltd and aims to deliver superior payment solutions, enriching customer experiences across various industries. Together, OMNIQ and Ingenico are setting new standards in fintech innovation and operational efficiency.

“Ingenico’s collaboration with OmniQ is an exciting move as we embark on this journey together. By integrating OmniQ’s innovative technology with Ingenico’s solutions, businesses in Israel will have the tools to empower growth and success.” Francisco Gil, Ingenico Managing Director of Iberia, Israel & Africa.

“I'm proud of our collaboration with Ingenico, marking a significant step forward in utilizing automation and fintech innovation to enhance payment solutions. This partnership reflects our proactive commitment to fostering long-term relationships and diligently integrating innovative solutions, ensuring our clients receive the most secure and seamless experience possible.” Said omniQ CEO Shai Lustgarten

About Ingenico

Ingenico is the global leader in payments acceptance solutions. As the trusted technology partner for merchants, banks, acquirers, ISVs, payment aggregators and fintech customers our world-class terminals, solutions and services enable the global ecosystem of payments acceptance. With 45 years of experience, innovation is integral to Ingenico’s approach and culture, inspiring our large and diverse community of experts who anticipate and help shape the evolution of commerce worldwide. At Ingenico, trust and sustainability are at the heart of everything we do. For additional information, please visit https://ingenico.com/

About OMNIQ Corp.

OMNIQ Corp. excels in providing state-of-the-art computerized and machine vision image processing technologies, anchored in its proprietary and patented artificial intelligence innovations. The Company's extensive range of services spans advanced data collection systems, real-time surveillance, and monitoring capabilities catered to various sectors, including supply chain management, homeland security, public safety, as well as traffic and parking management. These innovative solutions are strategically designed to secure and optimize the movement of individuals, assets, and information across essential infrastructures such as airports, warehouses, and national borders.

The Company serves a broad spectrum of clients, including government agencies and esteemed Fortune 500 corporations across several industries—manufacturing, retail, healthcare, distribution, transportation, logistics, food and beverage, and the oil, gas, and chemical sectors. By adopting OMNIQ Corp.'s advanced solutions, these organizations are better equipped to manage the intricacies of their domains, thereby enhancing their operational effectiveness.

OMNIQ Corp. has established a significant footprint in rapidly expanding markets. This includes the Global Safe City sector, predicted to reach $67.1 billion by 2028, the smart parking industry, expected to escalate to $16.4 billion by 2030, and the fast-casual restaurant market, projected to hit $209 billion by 2027. These engagements reflect the Company's strategic alignment with industries that are witnessing a growing need for cutting-edge AI technology solutions.

For additional information, please visit www.OMNIQ.com.

Information about forward-looking statements

This press release includes forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, specifically under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, which address expected future events, economic performance, and financial outcomes, are not historical facts but predictions based on current expectations and projections.

Such forward-looking statements, identifiable by terms like "anticipate," "expect," "may," "believe," and similar expressions, should not be seen as guarantees of future results. They are based on the information available at the time of making and reflect management's current expectations about future events. These statements are subject to various risks and uncertainties that could cause actual results to differ significantly from those projected or implied. Some of these risks include fluctuations in product demand, the introduction of new offerings, maintaining customer and strategic relationships, competitive pressures, market growth, financial liquidity, debt management, and the ability to integrate new acquisitions effectively.

Specific forward-looking statements in this release include expectations regarding financial strategies, revenue growth, and operational improvements. For a detailed discussion of risks and uncertainties that could affect OMNIQ Corp.'s future performance, please refer to our recent filings with the Securities and Exchange Commission at https://www.sec.gov. OMNIQ Corp. does not commit to updating these forward-looking statements unless required by law.

Contact omniQ:

IR@OMNIQ.com

Contact Ingenico:

Elena Chadaigne, Global Head of External Communications
T +33 6 80 58 27 62
E Elena.CHADAIGNE@ingenico.com